OFFER TO PURCHASE AND AGREEMENT OF PURCHASE AND SALE
(ASSET PURCHASE)

THIS OFFER is made on the 11th day of August, 2020,

BY:

4033001, A Wyoming Corporation

(the "**Purchaser**")

and

Hemp Technology, Inc. A Wyoming Corporation

(the "**Purchaser's Parent Company**")

TO:

TRUE LEAF PET INC.

(the "**Vendor**")
32 – 100 Kalamalka Lake Rd
Vernon, BC V1T 9G1

WITNESSES THAT WHEREAS:

A. Terms utilized in these Recitals and defined in this Agreement will, for all purposes of this Agreement, have the meanings respectively ascribed thereto in Section 3.1 or as otherwise defined herein;

B. The Vendor is in the business of developing, marketing and selling hemp, cannabis and plant-focused wellness products primarily to the specialty pet channel;

C. The Vendor, True Leaf Brands Inc., True Leaf Cannabis Inc. and True Leaf Investments Corp. each filed a NOI with the Office of the Superintendent of Bankruptcy on April 1, 2020 pursuant to Part III, Division I of the BIA;

D. FTI Consulting Canada Inc. was appointed as the Proposal Trustee in each of the BIA Proceedings;

E. Pursuant to the order of the Court pronounced May 13, 2020, the Proposal Trustee, in consultation with the Vendor, initiated a sales process in order to solicit offers for the sale of all or substantially all of the Shares or the Assets of the Vendor; and

F. The Purchaser is prepared to purchase the Assets from the Vendor, and the Vendor is prepared to sell the Assets to the Purchaser, upon the terms and conditions set out in this Agreement,

NOW THEREFORE, in consideration of the covenants and agreements herein set forth, the Vendor and the Purchaser hereby covenant, acknowledge and agree as follows:

ARTICLE 1 – SUMMARY OF BASIC TERMS

1.1 Summary of Basic Terms

The basic terms of this Agreement are as follows:

(a)	Address of Purchaser:	Unit A, 1955 Moss Court, Kelowna, BC, V1Y 9G3	
		Attention:	Michael Shenher
		Email:	mike@hemptechinc.com
(b)	Address of Vendor:	32 – 100 Kalamalka Lake Rd Vernon, BC V1T 9G1	
		Attention:	Allen Fujimoto
		Email:	allen@trueleaf.com
(c)	Purchase Price:	REDACTED	
(d)	Deposit:	REDACTED	

The foregoing basic terms are approved by the parties. Any reference in this Agreement to a basic term will be construed to include the provision set forth above as well as any additional terms and conditions of this Agreement where the basic term is more fully set forth. In the event of a conflict between any of the foregoing basic terms and the terms of the Agreement set forth below, the terms of the Agreement set forth below shall be determinative.

ARTICLE 2 – OFFER AND ACCEPTANCE

2.1 Offer

The Purchaser hereby offers to purchase (the "**Offer**") from the Vendor the Assets, free and clear of all liens, charges, encumbrances and title notations, save and except the Permitted Encumbrances, upon the terms and conditions contained herein.

2.2 Acceptance

The acceptance of this Offer by the Vendor will convert this Offer into a binding agreement (the "**Agreement**") for the purchase and sale of the Assets on the terms and conditions contained herein.

ARTICLE 3 – INTERPRETATION

3.1 Definitions

In this Agreement, each of following terms will have the meaning respectively set out below unless the context or subject matter is inconsistent with that meaning:

(a) "**Accounts Receivable**" means all accounts receivable, trade accounts, notes receivable and other debts owing to the Vendor in connection with or arising out of the Business, and the full benefit of all security for such accounts, notes and debts;

(b) "**Affiliate**" with respect to a corporation means another corporation which is affiliated with the first mentioned corporation within the meaning thereof in the *Business Corporations Act* (British Columbia);

(c) "**Agreement**" means this Offer to Purchase and Agreement of Purchase and Sale, and all schedules attached hereto, as may be amended in writing from time to time with the agreement of both parties;

(d) "**Alternative Transaction**" means a transaction pursuant to a Successful Bid with a party, including the Purchaser, from the Auction or a financial restructuring transaction of the Vendor outside the Sales Process;

(e) "**Assets**" means all properties and assets of the Vendor of every kind and description (whether real, personal, mixed, tangible or intangible) relating to the Business wherever located (but not including the Excluded Assets), including:

(i) the Accounts Receivable;

(ii) the Books and Records;

(iii) the Contracts;

(iv) the Goodwill;

(v) the Intellectual Property;

(vi) the Inventory;

(vii) the Prepaid Expenses;

(viii) the Personal Property;

(ix) All issued and outstanding True Leaf Pet Europe Shares; and

(x) the Vendor's interest in the Permits.

(f) "**Auction**" means the auction held by the Proposal Trustee for the sale of the Assets or Shares in accordance with the Sales Process;

(g) "**BIA**" means the *Bankruptcy and Insolvency Act* (Canada);

(h) "**BIA Proceedings**" means the proceedings pursuant to which the Vendor has filed for and was granted protection under the BIA;

(i) "**Books and Records**" means all files, ledgers and correspondence, all price and supplier lists, all manuals, reports, texts, notes, engineering, environmental and feasibility studies, data, specifications, memoranda, invoices, receipts, accounts, accounting records and books, financial statements and financial working papers and all other records and documents of any nature or kind whatsoever, including those recorded, stored, maintained, operated, held or otherwise wholly or partly dependent on discs, tapes and other means of storage, including any electronic, magnetic, mechanical, photographic or optical process, whether computerized or not, and all software, passwords and other information and means of or for access thereto, belonging to the Vendor and relating to the Business or any of the Assets;

(j) "**Business**" means the business of the Vendor;

(k) "**Business Day**" means any day other than a Saturday, Sunday or statutory holiday in the Province of British Columbia;

(l) "**Closing**" means the closing of the purchase and sale of the Assets in accordance with the provisions of this Agreement;

(m) "**Closing Date**" means a date no later than 10 Business Days following the date of the Vesting Order, or at such other date as may be agreed to in writing by the parties;

(n) "**Contracts**" means all contracts, agreements, instruments, leases, indentures and commitments, whether written or oral, relating to the Business or to any of the Assets to which the Vendor is a party, to the extent they are assignable without cost by the Vendor to the Purchaser, including the Vendor's interest, if any, to those Contracts listed in Schedule B;

(o) "**Court**" means the Supreme Court of British Columbia;

(p) **"Deposit"** means the "Good Faith Deposit" as defined in the Sales Process and is the sum set forth in Subsection 1.1(d) to be paid by the Purchaser to the Vendor pursuant to Subsection 4.2;

(q) **"Encumbrances"** means all mortgages, pledges, charges, liens, construction liens, debentures, hypothecs, trust deeds, assignments by way of security, security interests, options, equitable interests or beneficial interests, conditional sales contracts or other title retention agreements or similar interests or instruments charging, or creating a security interest in, or against title to, the Assets or any part thereof or interest therein, including leases, easements, servitudes, rights of way, restrictions, any subdivision, site plan, development or other agreements with a Governmental Authority affecting the Assets, executions or other charges or encumbrances (including notices or other registrations in respect of any of the foregoing) which encumber title to the Assets or any part thereof or interest therein;

(r) **"Environmental Laws"** means any law, bylaw, order, ordinance, ruling, regulation or directive of any applicable federal, provincial or municipal government or governmental department, agency or regulatory authority or any court of competent jurisdiction relating to environmental matters and/or regulating the import, manufacture, storage, distribution, labelling, sale, use, handling, transport or disposal of Hazardous Materials, as are in force as of the Closing Date;

(s) **"Environmental Condition"** means:

(i) the presence of any Hazardous Materials in, on, at or under the Assets;

(ii) the release of any Hazardous Materials to, at or from the Assets;

(iii) the presence of any Hazardous Materials in, on, at or under any land, water, groundwater, sediments or building, improvement or structure other than the Assets where such Hazardous Materials originated from, or otherwise resulted from any operation or activity on, the Assets; and

(iv) any damage, contamination, pollution, impairment, alteration, destruction of or injury to, human health or safety or to the environment resulting from any activity, operation, act or omission of any kind whatsoever on, at or relating to the Assets, including damage, contamination, pollution, impairment, alteration or destruction of or injury to fish, fish habitat, wildlife, biota, crops, livestock, lands, soil, air (including indoor air), water, sediments, groundwater and drinking water supplies at, on or of the environment;

(t) **"Excluded Assets"** means

(i) all Leases and the Vendor's interest in Leasehold Improvements and Leased Premises;

(ii) all cash on hand or in banks or other depositories;

(iii) all indebtedness owing to the Vendor by any of the Vendor's Affiliates or any director or officer of the Vendor;

(iv) all income tax instalments paid by the Vendor, and the right to receive a refund of any taxes paid by the Vendor and interest thereon;

(v) the interest of the Vendor in any litigation and in the proceeds of any judgment or order thereunder;

(vi) the interest of the Vendor in any insurance policies, including any cash surrender value thereof;

(vii) any assets, undertakings or personal property that are subject to a valid purchase money security interest, as defined by the PPSA;

(viii) all those things specifically excluded from the definitions of those terms set out in the list of included items in the definition of Assets; and

(ix) any and all liabilities owed by the Vendor.

(u) "**Execution Date**" means the date upon which the Vendor accepts the Purchaser's offer herein contained by delivering a fully executed copy of this Agreement to the Purchaser;

(v) "**Goodwill**" means the goodwill attributable to the Business and the exclusive right of the Purchaser to represent itself as carrying on the Business in continuation of and as successor to the Vendor, and the right to use any words indicating that the Business is so carried on, including the right to use the names "TRUELEAF" and "TRUEHEMP" or any variation thereof as part of the name of, or in connection with, the Business to be carried on by the Purchaser;

(w) "**Governmental Authority**" means any government, regulatory authority, government department, agency, utility, commission, board, tribunal, court or other rule making entity having jurisdiction on behalf of any nation, province or state or other subdivision thereof or any municipality, district or other subdivision thereof, or having jurisdiction over the relevant circumstances, or any Person acting under the authority of any of the foregoing.

(x) "**Hazardous Materials**" means any material or substance that may impair the quality of the environment or which under Environmental Laws is deemed to be "hazardous", a "pollutant", "toxic", "deleterious", caustic", "dangerous", a "waste", a "hazardous material", a "source of contamination" or analogous

substance including, without limitation, petroleum and petroleum products, asbestos, polychlorinated biphenyls, and flammable and radioactive materials;

(y) **"Inventory"** means the unexpired and useable goods, merchandise, stock-in trade and inventories of raw materials, work in progress and finished goods of or pertaining to the Business;

(z) **"Intellectual Property"** means:

(i) all trade secrets, trade marks (including logos), trade names (including "TRUELEAF"), slogans (including "Return the Love"), service marks and brand names and all applications therefore used in connection with the Business;

(ii) all patents (including divisions, reissues, renewals and extensions) and all applications therefor used in connection with the Business;

(iii) all research and case studies carried out in connection with the Business;

(iv) all copyrights, industrial designs and other industrial property rights (including any invention or know-how of any kind) and any applications therefore used in connection with the Business;

(v) all websites, domain names and social networking profiles owned by the Vendor or used in connection with the Business;

(vi) all telephone and fax numbers, including mobile telephone numbers owned by the Vendor or used in connection with the Business;

(vii) all patterns, plans, designs, formulas to make products being sold, inventions, research and development work and data, licences, sub licences, franchises, technology, and all other related property and assets, irrespective of the support on which it is recorded or affixed, as well as all unpatented blue prints, flow sheets, equipment and parts lists and descriptions and related instructions, manuals, data, records and procedures used in connection with the Business; and

(viii) the Vendor's interest, if any, to those trademarks set out in Schedule C;

(aa) **"Leases"** means the leases with the Vendor, as lessee, used in connection with the Business;

(bb) **"Leasehold Improvements"** means all the leasehold improvements of the Vendor in the Leased Premises;

(cc) **"Leased Premises"** means the premises which are leased by the Vendor as lessee, used in connection with the Business;

(dd) **"Mutual Condition"** has the meaning assigned to it in Section 7.1 of this Agreement;

(ee) **"Permitted Encumbrances"** means:

(i) subsisting conditions, provisos, restrictions, exceptions and reservations, including royalties, contained in the original or any other Crown grant or disposition or implied by statute in respect of or affecting the Assets;

(ii) the legal notations, charges and encumbrances registered against the Assets as of the Execution Date, save and except those legal notations, charges and encumbrances set out in Schedule D and save and except any leases or tenancies in respect of the Assets in existence as of the Closing Date; and

(iii) any other charges or encumbrances agreed to by the Purchaser;

(ff) **"Permits"** means permits, licences, registrations, consents, authorizations, approvals, privileges, waivers, exemptions, orders, certificates, rulings, agreements and other concessions from, of or with any government or Regulatory Authority required to carry on the Business as now being carried on, and to hold, operate and use the Assets as now being held, operated and used, by the Vendor in connection with the Business;

(gg) **"Person"** means an individual, partnership (limited or general), corporation, trust, unincorporated organization, government or any department or agency thereof, and the successors and assigns thereof or the heirs, executors, administrators or other legal representatives of an individual.

(hh) **"Personal Property"** means manufacturing equipment, office equipment and computer hardware, furniture, furnishings, accessories, vehicles, motors, tools, utensils, stores, supplies and parts of every nature and kind and other tangible personal property owned by the Vendor and used in the Business, including the items of personal property described in Schedule E, but excluding any Excluded Assets and any personal property which is the subject of a lease agreement;

(ii) **"Prepaid Expenses"** means all prepaid expenses of the Vendor attributable to the Business or the Assets including amounts paid for insurance if assumed by the Purchaser on Closing, licensing fees, telephone rentals, utilities and rentals which have a continuing benefit to the Purchaser after the Closing;

(jj) **"Pre-Closing Funding"** has the meaning given to it in Section 8.2;

(kk) **"PPSA"** means *Personal Assets Security Act*, R.S.B.C. 1996, c. 359, as amended;

(ll) **"Proposal Trustee"** means FTI Consulting Canada Inc., in its capacity as proposal trustee under the BIA Proceedings and not in its personal or any other capacity.

(mm) **"Purchase Price"** means the sum set forth in Subsection 1.1(c) to be paid by the Purchaser to the Vendor in consideration of the purchase and sale of the Assets in accordance with this Agreement;

(nn) **"Purchaser's Solicitors"** means T. J. Jesky, Esq. of the Law Offices of T. J. Jesky;

(oo) **"Qualified Bid"** has the meaning given to it in the Sales Process;

(pp) **"Qualified Bidder"** has the meaning given to it in the Sales Process;

(qq) **"Sales Process"** means the sale solicitation and bidding procedures attached as Schedule A;

(rr) **"Sales Process Order"** means the order of the Court granted on May 13, 2020 approving the implementation of the Sales Process;

(ss) **"Sale Process"** has the meaning given to it in the Sales Process;

(tt) **"Shares"** means all of the issued and outstanding shares of the Vendor;

(uu) **"Successful Bid"** has the meaning given to it in the Sales Process;

(vv) **"Successful Bidder"** has the meaning given to it in the Sales Process.

(ww) **"TLP Bid Deadline"** has the meaning given to it in the Sales Process;

(xx) **"True Leaf Pet Europe Shares"** means the issued and outstanding shares of True Leaf Pet Europe held by the Vendor;

(yy) **"True Leaf Pet Europe"** means True Leaf Pet Europe LLC Sarl LUX (TLPE), a company incorporated under the laws of Luxembourg;

(zz) **"Vendor' Solicitors"** means Clark Wilson LLP of 900-885 West Georgia Street, Vancouver, British Columbia, V6C 3H1; and

(a) **"Vesting Order"** means an order (or separate orders) of the Court, substantially in the British Columbia model order form, approving the transactions contemplated herein and transferring and conveying registered and beneficial title and ownership to the Assets to the Purchaser free and clear of all encumbrances except for Permitted Encumbrances.

3.2 Interpretation

In this Agreement:

(a) words importing the singular number include the plural and *vice versa* and words importing the neutral gender include all genders;

(b) the division of this Agreement into Articles, Sections and Subsections and the insertion of headings are for convenience only and will not affect the construction or interpretation of this Agreement;

(c) references to any Article, Section, Subsection or Schedule will, unless the context otherwise requires, mean that Article, Section, Subsection or Schedule of this Agreement;

(d) the captions contained in this Agreement are for convenience of reference only and in no way define, limit or describe the scope or intent of this Agreement or in any way affect this Agreement; and

(e) all payments to be made will be deemed to be payments in lawful currency of Canada.

ARTICLE 4 – PURCHASE PRICE

4.1 Agreement of Purchase and Sale

Subject to the terms and conditions of this Agreement:

(a) the Vendor agrees to sell the Assets to the Purchaser in consideration of payment of the Purchase Price of REDACTED (CDN) by the Purchaser to the Vendor on the dates stipulated herein; and

(b) the Purchaser agrees to purchase the Assets from the Vendor, subject only to the Permitted Encumbrances, and to pay the Purchase Price to the Vendor on the dates stipulated herein.

4.2 Payment of Purchase Price

The Purchaser will pay the Purchase Price, subject to the adjustments provided for in this Agreement, as follows:

(a) the Deposit of REDACTED (CDN) will be paid by the Purchaser to the Vendor by way of certified cheque or bank draft, payable to FTI Consulting Canada Inc., upon the Purchaser's submission of this Agreement; and

(b) the balance of the Purchase Price in accordance with Article 9.

4.3 Deposit

The Deposit will be held by the Proposal Trustee. The Deposit will be dealt with as follows:

(a) in the event the Purchaser is not the Successful Bidder, the Deposit will be immediately returned to the Purchaser; or

(b) on the Closing Date, the Deposit will be credited on account of the Purchase Price; or

(c) if, following satisfaction of the Mutual Condition, the Purchaser fails to complete the purchase of the Assets in accordance with this Agreement or if the Purchaser repudiates this Agreement, then the Deposit will be forfeited to the Vendor as liquidated damages in full and final satisfaction of any claims, rights or remedies whatsoever of the Vendor or Proposal Trustee against the Purchaser whether at law or in equity; or

(d) if the Mutual Condition is satisfied on or before the date specified therein and if the Purchaser is not in default of any of its obligations under this Agreement and the Vendor fails to complete the sale of the Assets in accordance with this Agreement or if, following satisfaction of the Mutual Condition, the Vendor repudiates this Agreement, then the Deposit will be returned to the Purchaser upon demand by the Purchaser on or after the Closing Date; or

(e) in the event of termination of this Agreement pursuant to Section 7.1, then the Deposit will be forthwith returned to the Purchaser, this Agreement will be terminated and each of the parties will have no further obligations to, nor rights against, the other in respect of this Agreement except for any obligations of the Purchaser under Section 5.1.

ARTICLE 5 – "AS IS, WHERE IS", INSPECTION AND INQUIRY

5.1 Acknowledgement by Purchaser

The Purchaser acknowledges and agrees that it has had the opportunity to conduct its own due diligence investigations in respect of the Assets and the Purchaser expressly acknowledges and agrees that it is acquiring the Assets on an "as is and where is" basis, without any representation or warranty by the Vendor with respect to the Assets, except as otherwise set forth in this Agreement. In this regard, the Purchaser is relying solely on its own due diligence investigations in entering into this Agreement. The Purchaser will forthwith return to the Vendor all documentation obtained by the Purchaser from the Vendor (including, without limitation, the Vendor's agents or the Proposal Trustee) with respect to the Assets and all copies thereof, together with copies of all surveys, studies and reports and the results of all inspections and tests made by or on behalf of the Purchaser with respect to the Assets, if the sale of the Assets by the Vendor to the Purchaser pursuant to this Agreement is not completed. The Purchaser will cause its directors, officers, consultants and agents to keep in strict

confidence all information with respect to the Assets and the documentation obtained by the Purchaser with respect to the Assets until the sale of the Assets by the Vendor to the Purchaser is completed, except to the extent the Purchaser needs to release such information and documentation to its partners, investors accountants, counsel, lenders, consultants and financial advisers in connection with the purchase of the Assets or the Purchaser is required to release such information or documentation in order to comply with applicable laws or a court order. In circumstances where information and documents have been released to the Purchaser's accountants, counsel, lenders, consultants and financial advisers, the provisions of Section 12.10 shall apply. Following the Execution Date, the Purchaser will not disturb or interfere with the business or operations of the Vendor in relation to the Pet Business without the Vendor's prior written consent.

5.2 Authorization

The Vendor will promptly, at the Purchaser's request, execute and deliver any authorizations reasonably required by the Purchaser to permit statutory or governmental authorities to release information to the Purchaser concerning the Assets and the existence of any liens against the Assets, provided that such authorizations will not permit or authorize, and the Purchaser agrees not to request or cause, any inspections of the Assets by any such authorities.

ARTICLE 6 – REPRESENTATIONS AND WARRANTIES

6.1 Vendor' Representations and Warranties

The Vendor hereby represents and warrants to the Purchaser as representations and warranties made as of the date hereof and as of the Closing Date, unless otherwise specified, with the intent that the Purchaser will rely on such representations and warranties in entering into this Agreement, that:

(a) there are no agreements, options, contracts or commitments to sell, transfer or otherwise dispose of the Assets or which would restrict the ability of the Vendor to transfer the Assets to the Purchaser; and

(b) the Vendor is not a non-resident of Canada for the purposes of the *Income Tax Act* (Canada).

6.2 Purchaser's Representation and Warranty

The Purchaser hereby represents and warrants to the Vendor as a representation and warranty made as of the date hereof and as of the Closing Date, with the intent that the Vendor will rely on such representation and warranty in entering into this Agreement:

(a) that the Purchaser has the financial ability to complete the purchase of the Assets and there is no action or proceeding pending before any court, arbitrator, arbitration panel, administrative tribunal or agency which, if decided adversely

to the Purchaser might materially affect the Purchaser's ability to perform its obligations under this Agreement;

(b) the Purchaser is and will on the Closing Date be authorized and have the capacity to complete the purchase of the Assets as contemplated in this Agreement;

(c) neither the Purchaser entering into this Agreement, nor the performance of its terms will result in a breach of or constitute a default under any term or provision of any indenture, mortgage, deed of trust or other agreement to which the Purchaser is bound or subject;

(d) the Purchaser will be on Closing be a GST/HST registrant under the *Excise Tax Act* (Canada) and be the sole "recipient" of a supply as defined thereunder; and

(e) the Purchaser is not a non-resident of Canada for the purposes of the *Income Tax Act* (Canada).

6.3 Survival of Representations and Warranties

All of the representations and warranties set out in Section 6.1 and Section 6.2 shall not merge on, but shall survive, Closing.

6.4 Vendor Covenants

The Vendor hereby covenants and agrees with the Purchaser as follows:

(a) to continue to maintain the Assets until the Closing Date as it is currently being maintained, subject to any order of the Court and the other provisions of this Agreement and provided however, and notwithstanding the foregoing or any other provision of this Agreement, the Vendor will have no obligation to make any capital repairs or replacements to the Assets whatsoever; and

(b) to maintain the existing insurance coverage in respect of the Assets in full force and effect up to and including the Closing Date.

6.5 Environmental Matters

The Purchaser hereby acknowledges and agrees that:

(a) the Vendor has not made any representation or warranty whatsoever as to the suitability of the Assets for the Purchaser's intended purposes, or the extent to which the Assets complies with applicable zoning, health or safety standards or applicable laws, including, without limitation, Environmental Laws;

(b) the Purchaser has had the opportunity to conduct an environmental review of the Assets;

(c) the Purchaser is acquiring the Assets on an "as is and where is" basis, without any representation or warranty by the Vendor with respect to the Assets' compliance with Environmental Laws or the Environmental Condition of or relating to the Assets, and based on the Purchaser's own investigations, and in connection therewith, the Purchaser acknowledges and agrees that the Purchaser is responsible to satisfy itself, and to rely on its own investigations to verify, the existence and extent of any Hazardous Materials in, on or migrating to or from the Assets and that the Environmental Condition of or relating to the Assets is otherwise satisfactory;

(d) the Purchaser hereby waives any requirement for the Vendor to provide the Purchaser with a site profile under the *Environmental Management Act* (British Columbia); and

(e) the Purchaser accepts the Assets, effective on the completion of closing of the purchase of the Assets under this Agreement on the Closing Date, in its current Environmental Condition and releases the Vendor and the Proposal Trustee and their directors, officers and employees from and against any and all liabilities, obligations, duties, losses, damages, costs, expenses (including legal fees and expenses on a solicitor and own client basis), fees and disbursements of experts, consultants and contractors and costs and expenses of the Purchaser with respect to or related to or arising out of the Environmental Condition of the Assets as of the completion of closing of the purchase of the Assets under this Agreement on the Closing Date.

The parties acknowledge and agree that the provisions of this Section 6.5 constitute an agreement between them that is a private agreement respecting liability for Hazardous Materials on, in, at or under, or migrating to or from or released from the Assets, and any contamination of other property, water or sediments resulting from such Hazardous Materials, and the remediation thereof, as contemplated in Part 4 of the *Environmental Management Act* (British Columbia) as amended or replaced from time to time.

ARTICLE 7 – VESTING ORDER, TERMINATION, SALES PROCESS AND AUCTION PROCEDURES

7.1 Vesting Order Condition

The Purchaser's obligation to complete the purchase of the Assets, and the Vendor's corresponding obligation to complete the sale of the Assets, is subject to the issuance of the Vesting Order, and the approval by the Court of this Agreement without amendment on the terms and conditions herein, and all applicable appeal periods therefrom have lapsed (the "**Mutual Condition**"), all within 30 days of the Execution Date. The Purchaser and the Seller agree that if the application(s) for the foregoing relief is set for hearing within 30 days of the Execution Date then, whether or not that application is adjourned, the date for satisfaction of

the Mutual Condition shall be extended to the date an order determining the application is made, and all applicable appeal periods therefrom have lapsed.

The Vendor covenants and agrees to use all reasonable commercial efforts to obtain the Vesting Order and the above noted approval of this Agreement to satisfy the Mutual Condition on or before the dates provided herein. The Mutual Condition is for the benefit of both the Purchaser and the Vendor and cannot be waived, in whole or in part, by either party. In the event that the Vesting Order is not issued and/or the Court does not approve this Agreement within the time herein limited to satisfy the Mutual Condition, the Deposit will be returned to the Purchaser, this Agreement will be terminated and each of the parties hereto will have no further obligations to, nor rights against, the other in respect of this Agreement, except for any obligations of the Purchaser under Section 5.1.

7.2 Termination

This Agreement will automatically terminate if the Vendor enters into an Alternative Transaction.

In the event of termination of this Agreement pursuant to this Section 7.2, notice thereof will forthwith be given by the Vendor to the Purchaser and this Agreement will terminate, the Deposit will forthwith be returned to the Purchaser and the transactions contemplated hereby will be abandoned, without further action by any of the parties; provided, however, that this Section 7.2 and Section 5.1 will remain in full force and effect and survive any termination of this Agreement.

7.3 Sales Process and Auction Procedures

The Purchaser agrees to be bound by and accepts the terms and conditions of the Sales Process as authorized by the Sales Process Order. The Purchaser agrees and acknowledges that the Sale Process contained in the Sales Process may be supplemented by other customary procedures not inconsistent with the matters otherwise set forth therein and the terms of this Agreement.

Notwithstanding any other provision of this Agreement, the Vendor and 4033001, the Purchaser, and Hemp Technology, Inc., the Purchaser's Parent Company, acknowledge that this Agreement and the sale of the Assets are subject to the Vendor's right to seek one or more Qualified Bids from Qualified Bidders in accordance with the Sales Process. The Vendor and 4033001, the Purchaser, and Hemp Technology, Inc., the Purchaser's Parent Company, acknowledge that the Vendor, with the assistance of the Proposal Trustee, must take reasonable steps to demonstrate that they have sought to obtain the highest or otherwise best price for the Assets or the Shares, by entertaining higher and better Qualified Bids from Qualified Bidders, and that the Proposal Trustee may enter into negotiations with one or more Qualified Bidders regarding the terms of the bidder's proposed asset purchase agreement for the purpose of maximizing value for the Vendor's estate. The Vendor and 4033001, the Purchaser, and Hemp Technology, Inc., the Purchaser's Parent Company, acknowledge that the Proposal Trustee may, in its discretion, regardless of whether it has entered into negotiations

with one or more Qualified Bids, hold the Auction and invite two or more Qualified Bids to participate in the Auction in accordance with the Sales Process.

The Vendor and 4033001, the Purchaser, and Hemp Technology, Inc., the Purchaser's Parent Company, agree that the provisions of this Agreement, including this Section 7.3, are reasonable, were a material inducement to the Vendor and the Purchaser to enter into this Agreement and are designed to achieve the highest and best price for the Assets or the Shares.

7.4 Agreement Subject to Sales Process

The terms of this Agreement will be subject to the terms and conditions of the Sales Process; provided, however, if there is any conflict between this Agreement and the Sales Process the terms of this Agreement will prevail.

ARTICLE 8 – POSSESSION, ADJUSTMENT AND RISK

8.1 Possession

The Purchaser will be entitled to have possession of the Assets on the Closing Date, subject only to the Permitted Encumbrances.

8.2 Pre-Closing Funding of Business

The Purchaser agrees to provide the necessary funds for the on-going operations of the Business and the purchase of Inventory following the execution of this Agreement by all parties (the "**Pre-Closing Funding**"). The Pre-Closing Funding shall be an adjustment against the Purchase Price on Closing.

8.3 Adjustments

All adjustments, both incoming and outgoing, normally the subject of adjustments in transactions of this type will be made as of the Closing Date and adjusted on the Vendor's and the Purchaser's statements of adjustment. Such adjustments will include but not be limited to the Pre-Closing Funds, all realty taxes, local improvement rates and charges, operating expenses, strata fees, rent and operating cost recoveries, security deposits and other items normally adjusted in similar transactions.

8.4 Readjustment

If the final cost or amount of any item which is to be adjusted cannot be determined at the Closing Date, then an initial adjustment for such item shall be made at the Closing Date, such amount to be estimated by the Vendor, acting reasonably, as of the Closing Date on the basis of the best evidence available as to what the final cost or amount of such item will be. In each case when such cost or amount is determined, the Vendor or the Purchaser, as the case may be, shall, within 30 days of the Closing Date, provide a complete statement thereof to the other

party and within 30 days thereafter the parties hereto shall make a final adjustment as of the Closing Date for the item in question. The readjustments shall be calculated by the Purchaser in consultation with the Vendor and each party shall be responsible for its own costs in calculating and finalizing such readjustments. The Vendor and the Purchaser shall exchange undertakings on the Closing Date to readjust the adjustments in accordance with the foregoing. In the absence of agreement by the parties hereto, the final cost or amount of an item shall be determined by auditors appointed jointly by the Vendor and the Purchaser with the cost of such auditors' determination being shared equally between the parties.

8.5 Risk

The Assets will be and remain at the risk of the Vendor until 12:01 a.m. on the Closing Date, and thereafter at the risk of the Purchaser if the sale herein contemplated is duly completed.

ARTICLE 9 – CLOSING PROCEDURES

9.1 Vendor's Documents

On or before the Closing Date, the Vendor will deliver to the Purchaser's Solicitors, properly executed and acknowledged, all documents reasonably required and prepared by the Purchaser's Solicitors in form and substance reasonably approved by the Vendor's Solicitors, in order to complete this transaction in accordance with its terms, including, without limitation:

(a) a Closing Certificate;

(b) a Bill of Sale that shows transfer to Title of the assets to the Purchaser subject only to the Permitted Encumbrances;

(c) a certified copy of the Vesting Order;

(d) the Vendor's statement of adjustments approved by the Vendor;

(e) an assignment and assumption agreement in respect of the Contracts;

(f) an undertaking to readjust in respect of the adjustments and for any errors, omissions or changes in the statements of adjustments as contemplated in Section 8.4; and

(g) such other transfers, assignments and documents as the Purchaser's Solicitors and the Vendor's Solicitors may reasonably require in order to complete the transaction herein contemplated.

9.2 Purchaser's Documents

On or before the Closing Date the Purchaser will deliver to the Purchaser's Solicitors the following:

(a) the Purchaser's statement of adjustments approved by the Purchaser;

(b) one or more certified cheques or bank drafts payable to the Purchaser's Solicitors in trust (or bank wire to the Purchaser's Solicitors' trust account) for the balance of the adjusted Purchase Price;

(c) an assignment and assumption agreement in respect of the Assumed Contracts;

(d) an undertaking to readjust in respect of the adjustments and for any errors, omissions or changes in the statements of adjustments as contemplated in Section 8.4;

(e) the certificate from the officer of the Purchaser regarding GST as is contemplated by Section 10.2;

(f) the indemnity by the Purchaser of the Vendor in respect of GST as is contemplated by Section 10.2; and

(g) such other transfers, assignments and documents as the Purchaser's Solicitors and the Vendor's Solicitors may reasonably require to complete the transaction herein contemplated.

9.3 Terms of Tender

On the Closing Date, if all documents and funds have been delivered as herein provided, all documents will be held in trust by the Purchaser's Solicitors with the exception of the Vesting Order and any discharges of encumbrances not constituting Permitted Encumbrances that are not addressed under the terms of the Vesting Order, which documents will be tendered for registration in the Land Title Office by the Purchaser's Solicitors. Upon submission for registration of the Vesting Order and the other documents required to be submitted for registration and receipt by the Purchaser's Solicitors of a satisfactory post-index search confirming that title to the Assets will be issued in the name of the Purchaser free and clear of all charges and encumbrances except Permitted Encumbrances and those encumbrances being discharged on the basis of an undertaking acceptable to the Purchaser, the Purchaser's Solicitors will forthwith pay to the Vendor the Purchase Price, as adjusted herein, and the parties will exchange all closing documents referred to in Sections 9.1 and 9.2.

9.4 Concurrent Requirements

All of the matters of payment and delivery of documents by each party to the other will be deemed to be concurrent requirements so that nothing is complete until everything has been paid, delivered and registered.

ARTICLE 10 – COSTS AND TAXES

10.1 Responsibility for Transaction Costs

The Vendor will be responsible for the cost of discharging any liens, charges and encumbrances from the Assets which are not Permitted Encumbrances and for the cost of registering any instruments, the registration of which by the Vendor is required or permitted hereby (save and except the Vesting Order). The Purchaser will be responsible for the cost of registering the Vesting Order, including all relevant Assets transfer taxes and Land Title Office fees, necessary to convey the Assets to the Purchaser. Each party will pay its own legal fees with respect to the transactions contemplated in this Agreement.

10.2 Provincial Sales Tax

The Purchaser is responsible for all provincial sales tax ("**PST**") in respect of this purchase and sale transaction and all PST applicable to this transaction is in addition to, and not included in, the Purchase Price. The Purchaser will pay all applicable PST to the Vendor on the Closing Date. The Vendor covenants and agrees to remit all applicable PST directly to the B.C. Ministry of Finance in accordance with the *Provincial Sales Tax Act* (B.C.) (the "**PSTA**"). If the Purchaser believes that the sale of any of the Assets is not subject to PST, the Purchaser will, on or before the Closing Date, provide the Vendor such evidence as the Vendor may require to reasonably satisfy themselves that the sale of such Assets is not subject to PST, and such evidence may include: proof that the Purchaser is registered for the purpose of the PSTA; such prescribed forms as purchasers may be required to provide to vendors pursuant to the PSTA; and any sworn statement or declaration that the Vendor may reasonably request to ensure that a PST exemption is applicable.

10.3 Goods and Services Tax

The Purchaser is responsible for any goods and services tax ("**GST**") in respect of this purchase and sale transaction and will be responsible to account for GST in respect of this purchase and sale transaction in accordance with the *Excise Tax Act* (Canada). The Purchaser covenants that it will pay, on the Closing Date, to the Vendor all GST applicable to the Assets. The Purchaser covenants that it will account directly to Canada Revenue Agency with respect to any GST payable by the Purchaser in connection with the purchase of the Assets and will provide to the Vendor sufficient evidence that it is registered for the purpose of the GST on the Closing Date by providing a signed certificate from an officer of the Purchaser in the customary form and in such circumstances the Purchaser will indemnify and hold harmless the Vendor and each of them from any liability under the *Excise Tax Act* (Canada) arising from either the non-application of subsection 221(2) of the *Excise Tax Act* (Canada) or the failure of the Purchaser to properly account for and remit the GST payable in connection with this transaction together with all loss, costs and expense incurred by the Vendor resulting from such failure. In the event the Purchaser fails to provide such signed certificate, the Purchaser will pay to the Vendor the GST applicable to the purchase of the Assets on the Closing Date and the Vendor shall remit

such GST for payment in accordance with the *Excise Tax Act* (Canada). The obligations of the Vendor and the Purchaser under this Section 10.2 shall survive the Closing.

ARTICLE 11 – NOTICES AND TENDER

11.1 Delivery of Notices

Any demand, notice, approval, consent or other communication to be given under the provisions of this Agreement by any party will be validly given if delivered personally or sent by email addressed to the respective parties as follows:

(a) to the Purchaser at the following address:

4033001, A Wyoming company
Unit A, 1955 Moss Court, Kelowna, BC, V1Y 9G3
Attention: Michael Shenher
Email: mike@hemptechinc.com

with a copy to the Purchaser's Solicitors at:

T. J. Jesky, Esq.
200 W. Madison St., Suite 2100
Chicago, IL 60606-3521

Email: tj@jeskylaw.com

(b) to the Vendor at the following address:

32 – 100 Kalamalka Lake Rd
Vernon, BC V1Y 9G1

Attention: Allen Fujimoto
Email: allen@trueleaf.com

with a copy to the Vendor's Solicitors at:

Clark Wilson LLP
900-885 West Georgia St.
Vancouver, BC V6C 3H1

Attention: Christopher J. Ramsay / Katie G. Mak
Email: CRamsay@cwilson.com / KMak@cwilson.com

and a copy to the Trustee at:

Suite 1450, P.O. Box 10089
701 West Georgia St.
Vancouver, BC V7Y 1B6

Attention: Craig Munro
Email: craig.munro@fticonsulting.com

11.2 Deemed Date of Receipt

The date of receipt of any such notice or communication will be deemed to be the date of delivery or transmittal by email if delivered by 5:00 p.m. (Vancouver time) on a Business Day, and if otherwise delivered or transmitted by email, on the next Business Day following the date of such delivery or transmittal.

11.3 Change of Address

Either party may at any time give notice in writing to the other of any change of address of the party giving such notice to be given in the manner aforesaid, and from and after giving such notice, the address therein specified will be deemed to be the address of such party for the giving of such notice.

11.4 Tender

Tender of any money to be paid hereunder may be made by certified cheque (including a certified solicitor's trust cheque), bank draft or wire transfer payable to the party to whom tender is made, and drawn on a Canadian chartered bank or trust company, and tender may be made on an officer or director of the party or a solicitor known to the tendering party to be acting for the other in this matter.

ARTICLE 12 – MISCELLANEOUS

12.1 Assignment

The Purchaser will have the right to assign its rights under this Agreement to any entity which remains, at all times up to and including the Closing Date, an Affiliate without the consent of the Vendor, provided that:

(a) the Purchaser will deliver written notice to the Vendor of any such assignment at least 5 Business Days prior to the Vendor's application for the Vesting Order;

(b) the Purchaser will remain fully liable to the Vendor for the performance by any such Affiliate of the obligations of the Purchaser under the Agreement and will not be released from the performance hereof; and

(c) the Affiliate enters into an agreement with the Vendor assuming the rights and obligations of the Purchaser under this Agreement.

Otherwise, the Purchaser may only assign this Agreement with the prior written consent of the Vendor, which consent may be withheld in the Vendor's sole and absolute discretion.

12.2 Further Assurances

The Vendor and the Purchaser will each deliver to or cause to be delivered to the other all such further documents and assurances as may be reasonably required to give full effect to the intent and meaning of this Agreement and registration of all the requisite documents in all appropriate offices of public record.

12.3 Entire Agreement

This Agreement contains the whole of the agreement between the parties and there are no agreements, representations or warranties save as herein set out or incorporated by reference.

12.4 Time of the Essence

Time will be of the essence of this Agreement.

12.5 Business Days

If the time limited for the performance or completion of any matter under this Agreement expires or falls on a day that is not a Business Day, the time so limited will extend to the next following Business Day.

12.6 Counterparts

This Agreement may be executed in one or more counterparts, each of which is deemed to be an original, and all of which constitute one Agreement. This Agreement will be considered executed and delivered when either:

(a) an originally executed copy has been delivered to each party; or

(b) a facsimile or electronic copy of this Agreement, evidencing the signatures of both of the parties, has been transmitted by facsimile or e-mail to each party.

12.7 Execution by Facsimile or E-Mail

If execution and delivery of this Agreement has been completed in whole or in part by facsimile or by e-mail (by delivery of PDF copies of this Agreement), then the parties will ensure that originally executed copies of the Agreement are delivered to each party as soon as reasonably practicable.

12.8 Governing Law

This Agreement will be governed by and construed in accordance with the laws of the Province of British Columbia and the laws of Canada having application in the Province of British Columbia.

12.9 Enurement

This Agreement will enure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

12.10 Confidentiality

The Purchaser expressly agrees to keep the terms of this Agreement and the transaction contemplated hereby strictly confidential, except that the foregoing information may be disclosed by either the Purchaser to:

(a) its directors, officers, employees, agents or advisors, including, accountants, counsel, lenders, consultants and financial advisors; and

(b) such other persons as the Vendor may approve in writing,

and such individuals will be made aware of the provisions of this Section 12.11 and will agree to be bound hereby. The provisions of this Section 12.11 will terminate as to a particular portion of such confidential information in the circumstances where such confidential information:

(c) is or becomes generally available to the public (other than as a result of disclosure directly or indirectly by the Purchaser);

(d) is or becomes available to the Purchaser on a non-confidential basis from a source other than the Vendor provided such source does not owe a duty of confidentiality to the Vendor or to any other person; or

(e) is or was independently acquired or developed by the Purchaser without use of any information disclosed by the Vendor.

ARTICLE 13 – ACCEPTANCE

This Offer is open for acceptance by the Vendor by the delivery or transmission by facsimile by the Vendor of a copy of this Offer with the Vendor's Acceptance executed by the Vendor to the Purchaser no later than 5:00 p.m. (Vancouver time) within 10 Business Days following the delivery or transmissions by e-mail of the Offer by the Purchaser to the Vendor, failing which this Offer will be null and void.

IN WITNESS WHEREOF the Purchaser has executed this Offer this 11th day of August, 2020.

4033001

Per: M.D. SHENHER
Authorized Signatory CEO

Per: ______________________
Authorized Signatory

HEMP TECHNOLOGY, INC.

Per: M.D. SHENHER
Authorized Signatory CEO

Per: ______________________
Authorized Signatory

VENDORS' ACCEPTANCE OF OFFER

For and in consideration of the covenants and agreements of the Purchaser contained in the within Offer, the Vendor hereby irrevocably accepts the Offer and agrees to perform its obligations thereunder this __ day of August, 2020.

TRUE LEAF PET INC.

Per: ______________________

Allen Fujimoto
CEO & CROTrue Leaf Brands

Schedule A
SALES PROCESS

Sale Process

A. OVERVIEW

On April 2, 2020 True Leaf Brands Inc. ("**TLB**") and its subsidiaries True Leaf Investment Corp. ("**TLI**"), True Leaf Pet Inc. ("**TLP**"), and True Leaf Cannabis Inc. ("**TLC**" and together with TLB, TLI and TLP, the "**Sellers**" and each a "**Seller**") filed Notices of Intention to Make a Proposal pursuant to s. 50.4(1) of the *Bankruptcy and Insolvency Act*, R.S.C. 1985, c. B-3, as amended.[1] FTI Consulting, Inc. was appointed as the proposal trustee of the Sellers (in such capacity, the "**Trustee**").

On May 13, 2020, the Supreme Court of British Columbia (the "**Court**") issued an order (the "**Sale Process Approval Order**") approving the process set forth herein by which the Sellers are authorized and directed to conduct a sale process (the "**Sale Process**") of all the Sellers' assets (the "**True Leaf Assets**").

Having obtained the Sale Process Approval Order from the Court, the Sellers will now conduct the Sale Process to obtain the highest and/or otherwise best bids for all, substantially all or any part of the True Leaf Assets.

B. THE SELLERS' BUSINESS

The Sellers are in the business of providing hemp, cannabis, and plant-focused wellness products that help pets and people live longer, healthier, and happier lives. The Sellers conduct their business through two subsidiaries:

a. **Pet Division**: TLP, a wholly owned subsidiary of TLB, develops, markets, and sells natural supplements and treats primarily to the specialty pet channel; and

b. **Cannabis Division**: TLC, a wholly owned subsidiary of TLI (which is itself a wholly owned subsidiary of TLB), is a licensed producer preparing to cultivate, process, and sell medicinal cannabis under Canada's *Cannabis Act* from an 18,000 square foot facility located on 40 acres in Lumby, British Columbia, Canada.

Consistent with the two business divisions described above, the True Leaf Assets can be divided into two groups: the assets owned by TLP (the "**TLP Assets**") and the assets owned by TLC (the "**TLC Assets**"). The Sales Process described herein contemplates a bifurcated sales process as between the TLP Assets and the TLC Assets.

C. ASSETS TO BE SOLD

The Sellers are offering for sale all of the TLP Assets and the TLC Assets. All of each Seller's respective right, title and interest in and to the True Leaf Assets shall be, to the fullest extent permitted by law, sold free and clear of all liens, claims, interests, charges, restrictions and

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[1] True Leaf Brands Inc.: Court File No. B200191, Estate No. 11-2636060; True Leaf Pet Inc.: Court File No. B-200195, Estate No. 11-2636224; True Leaf Cannabis Inc.: Court File No. B-200194, Estate No. 11-2636226; True Leaf Investments Corp.: Court File No. B-200196, Estate No. 11-2636236.

encumbrances of any kind or nature thereon (collectively, the "**Liens**"), except for permitted encumbrances and assumed liabilities as may be specified in the approved purchase agreement of the Successful Bidders (as defined below), and with any such Liens to attach solely to the net proceeds of the sale of the applicable True Leaf Asset.

D. SOLICITATION OF INTEREST

The Trustee, in consultation with the Sellers, is responsible for the marketing and sale of the True Leaf Assets pursuant to the Sale Process. As soon as reasonably practical, but in any event by no later than May 15, 2020:

a. The Trustee, in consultation with the Consultation Parties (as defined below), will prepare a list of potential bidders (the "**Known Potential Bidders**"), including (i) parties that have approached the Sellers or the Trustee indicating an interest in the True Leaf Assets, and (ii) local and international strategic and financial parties who may be interested in purchasing all or part of the True Leaf Assets;

b. The Trustee will arrange for a notice of the Sale Process (and such other relevant information which the Trustee, in consultation with the Consultation Parties, considers appropriate) (the "**Notice**") to be published in The Globe and Mail (National Edition) and such other newspapers or industry journals as the Trustee or the Consultation Parties consider appropriate, if any;

c. The Sellers, in consultation with the Trustee, will issue a press release with Canada Newswire or an equivalent newswire setting out the information contained in the Notice and such other relevant information that the Trustee, in consultation with the Consultation Parties, considers appropriate, designating dissemination in Canada; and

d. The Trustee will prepare: (i) a process summary (the "**Teaser Letter**") describing the opportunity to purchase all or part of the True Leaf Assets, outlining the process under the Sale Process and inviting recipients of the Teaser Letter to express interest pursuant to the Sale Process; and (ii) a non-disclosure agreement (the "**NDA**") in form and substance satisfactory to the Trustee.

The Trustee will send the Teaser Letter and NDA to each Known Potential Bidder by no later than May 15, 2020, and to any other party who requests a copy of the Teaser Letter and NDA or who is identified by the Trustee or the Consultation Parties as a potential bidder as soon as reasonably practicable after such request or identification, as applicable.

E. THE BID PROCEDURES

Each person who wishes to participate in the Sale Process (a "**Potential Bidder**") must adhere to the bidding procedures described herein (the "**Bid Procedures**").

1. Role of the Trustee

The Trustee, with the consent of the Consultation Parties, shall have the right to adopt such other rules for the Bid Procedures (including rules that may depart from those set forth herein) that in its reasonable business judgement will better promote the goals of the Bid Procedures.

2. The Trustee May Seek Assistance

The Trustee may, with the consent of the Consultation Parties, engage an independent third party to assist with the implementation of these Bid Procedures. This includes, but is not limited to, engaging a commercial real estate agency such as Colliers International to market the real property owned by TLC.

3. Due Diligence

The Trustee, in coordination with the Sellers, will provide any Potential Bidder such due diligence access or additional information as the Trustee deems appropriate in its reasonable business judgement, provided, however, that neither the Trustee nor any Seller will provide such due diligence access or additional information related to the TLP Assets to a Potential Bidder unless the Potential Bidder has provided an executed NDA to the Trustee. For greater certainty, an executed NDA is not required with respect to any due diligence access or additional information related to the TLC Assets.

With respect to the TLP Assets, the due diligence period shall end on the TLP Bid Deadline (as defined below), and none of the Trustee, the Sellers, nor any of their representatives shall be obligated to furnish any due diligence information to any Potential Bidder after the TLP Bid Deadline.

With respect to the TLC Assets, the due diligence period shall end on the TLC Bid Deadline (as defined below), and none of the Trustee, the Sellers, nor any of their representatives shall be obligated to furnish any due diligence information to any Potential Bidder after the TLC Bid Deadline.

4. Provisions Governing Bids

Subject to the reasonable business judgement of the Trustee or an order of the Court, in order to be considered by the Trustee, a submitted bid must comply with each of the following (each, a "**Qualified Bid**", and each party submitting the bid, a "**Qualified Bidder**"):

a. It discloses in detail which of the TLP Assets or the TLC Assets is covered by the bid;

b. It fully discloses the identity of each entity that is bidding for or will be purchasing some or all of the True Leaf Assets, including any equity holders in the case of a Potential Bidder which is an entity specially formed for the purpose of effectuating the contemplated transaction, or otherwise participating in connection with such bid (including any co-bidder or team bidder). A bid must also fully disclose any

connections or agreements with the Sellers, and/or any officer, director or equity holder of the Sellers or any other Potential Bidder;

c. It provides a description of any anticipated regulatory or governmental approvals necessary to consummate the bid;

d. It includes a commitment to close the transaction within 10 days of approval by the Court of the Successful Bid;

e. It includes a written commitment that the bid is irrevocable unless and until the applicable Seller accepts a higher or otherwise better bid. If the bidder is a special purpose vehicle, such writing shall guarantee performance of the bidder by its parent entities, or provide such other guarantee of performance acceptable to the Trustee;

f. It shall be accompanied by a deposit into the trust account of the Trustee of an amount of cash equal to 10% of the purchase price (the "**Good Faith Deposit**");

g. It includes confirmation that all necessary internal and shareholder approvals have been obtained prior to the bid;

h. It includes an executed copy of a proposed asset purchase agreement and a blackline of the proposed asset purchase agreement reflecting amendments and modifications to the draft asset purchase agreement provided by the Trustee (the "**Proposed Asset Purchase Agreement**");

i. It includes written evidence of (i) sufficient cash on hand to fund the purchase price or (ii) sources of immediately available funds that are not conditioned on third-party approvals or commitments, in each case, that will allow the Trustee, in consultation with the Consultation Parties, to make a reasonable determination as to the bidder's financial and other capabilities to consummate the transaction contemplated by the Proposed Asset Purchase Agreement;

j. It includes an acknowledgement and representation that the bidder: (i) has had an opportunity to conduct any and all required due diligence prior to making its offer; (ii) has relied solely upon its own independent review, investigation and/or inspection of any documents and/or the True Leaf Assets in making its bid; (iii) did not rely upon any written or oral statements, representations, promises, warranties or guaranties whatsoever, whether express or implied (by operation of law or otherwise), regarding the True Leaf Assets or the completeness of any information provided in connection therewith, except as expressly stated in the draft asset purchase agreement provided by the Trustee; and (iv) is not entitled to any expense reimbursement, break-up fee, termination fee, or similar type of payment in connection with its bid;

k. It contains such other information reasonably requested by the Trustee; and

l. With respect to the TLC Assets, it is received by the applicable Notice Parties (as defined below) on or prior to 5:00 p.m. (Pacific Daylight Time) on June 15, 2020 (the "**TLC Bid Deadline**"), and with respect to the TLP Assets it is received by the

applicable Notice Parties (as defined below) on or prior to 5:00 p.m. (Pacific Daylight Time) on June 19, 2020 (the "**TLP Bid Deadline**", and together with the TLC Bid Deadline, the "**Bid Deadlines**"), provided that the Bid Deadlines may be extended by the Trustee with the consent of the Consultation Parties or by order of the Court.

5. Notice Parties

Any Potential Bidder must submit its bid by e-mail, so as to be received on or before the TLP Bid Deadline or the TLC Bid Deadline, as applicable, to each of the following parties (the "**Notice Parties**"):

m. the Trustee: FTI Consulting, Inc. 701 West Georgia Street, Suite 1450, PO Box 10089, Vancouver, BC V7Y 1B6 (Attn: Craig Munro, craig.munro@fticonsulting.com);

n. counsel to the Sellers: Clark Wilson LLP, 900 – 885 West Georgia Street, Vancouver, BC V6C 3H1 (Attn: Chris Ramsay, cramsay@cwilson.com);

o. Lind Asset Management XV, LLC ("**Lind**"): trueleaf@thelindpartners.com; and

p. Counsel to Lind: Stikeman Elliott LLP, 1700 – 666 Burrard Street, Vancouver, BC V6C 2X8 Canada (Attn: Victor Gerchikov, vgerchikov@stikeman.com).

6. Evaluation of Bids

The Trustee shall review the bids and determine which bids are Qualified Bids.

A Qualified Bid will be valued based upon several factors including, without limitation: (a) the amount of such bid (including value provided by the assumption of liabilities); (b) the risks and timing associated with consummating such bid; (c) any proposed revisions to the Proposed Asset Purchase Agreement (including any additional conditions to closing); (d) any assets included or excluded from the Qualified Bid; (e) the likelihood of the bidders' ability to close a transaction, the conditions thereof and the timing thereof; (f) any purchase-price adjustments; (g) indemnification or similar provisions; (h) the net economic effect of any changes to the value to be received by the applicable Seller's estate from the transaction contemplated by the bid; (h) whether the bid is a bid for all or some of the True Leaf Assets; and (i) any other factors deemed relevant by the Trustee in consultation with the Consultation Parties. The Trustee reserves the right to determine the value of any Qualified Bids.

7. Negotiations with Qualified Bidders

Following the TLP Bid Deadline or the TLC Bid Deadline, as applicable, the Trustee may, as it deems appropriate, in consultation with the Consultation Parties, enter into negotiations with one or more Qualified Bidders regarding the terms of the bidder's Proposed Asset Purchase Agreement for the purpose of maximizing value for the applicable Seller's estate. The Trustee may, in its discretion, in consultation with the Consultation Parties, regardless of whether it has entered into negotiations with one or more Qualified Bids, invite two or more Qualified Bids to participate in an open auction; provided that the highest existing Qualified Bid shall act as the

floor bid for purposes of the auction and each Qualified Bidder participating in the auction has provided an equivalent deposit to the floor bid.

8. Selection of Successful Bid

The Trustee, in consultation with the Consultation Parties, will review and evaluate each applicable Qualified Bid (including any Qualified Bid that was amended as a result of negotiation or an auction) and determine which Qualified Bid is the highest or otherwise best offer for the TLP Assets and the TLC Assets (such bids, the "**Successful Bids**" and the bidders making such bid, the "**Successful Bidders**"). In determining the Successful Bids, provided that the aggregate cash consideration for the True Leaf Assets is greater than the aggregate amounts owing to Lind, including pursuant to the DIP Loan appended to the First Report of the Trustee to the Court dated April 30, 2020, the Trustee is not required to select the offers with the highest purchase price and may, exercising its reasonable business judgement and taking into consideration any factors that it deems relevant including those described above in paragraph 6, select another offer on the basis that it is the best offer even though it is not the highest purchase price. Without limiting the foregoing, the Trustee may give such weight to the non-monetary considerations as it determines, exercising its reasonable business judgement, is appropriate and reasonable. The determination of the Successful Bids by the Trustee shall be final, subject only to approval by the Court.

The applicable Sellers will sell the applicable True Leaf Assets to the applicable Successful Bidders pursuant to the terms of the applicable Successful Bids upon the approval of such Successful Bids by the Court.

9. Consultation Parties

The "**Consultation Parties**" are (a) the Sellers and their counsel; and (b) Lind and its counsel. Notwithstanding anything herein to the contrary, the Trustee shall not be required to consult with any Consultation Party during the Bid Procedures to the extent such Consultation Party is bidding for all or any part of the True Leaf Assets or is a financing source for a bidder.

10. Good Faith Deposit

Except as otherwise provided in this paragraph with respect to any Successful Bid, the Good Faith Deposits of all Qualified Bidders that submitted a Good Faith Deposit under the Bid Procedures shall be returned upon or within three business days after the announcement of the Successful Bids. The Good Faith Deposit of a Successful Bidder shall be held until the closing of the sale of the applicable True Leaf Assets and applied in accordance with the Successful Bid.

If a Successful Bidder fails to consummate an approved sale because of a breach or failure to perform on the part of such Successful Bidder, the applicable Sellers will not have any obligation to return the applicable Good Faith Deposit deposited by such Successful Bidder, which may be retained by the applicable Sellers as liquidated damages, in addition to any and all rights, remedies and/or causes of action that may be available to the applicable Sellers at law or in equity, and, the applicable Sellers shall be free to consummate the proposed transaction at the next highest price bid by a Qualified Bidder, without the need for an additional hearings or orders of the Court.

11. Sale is "As Is/Where Is"

Any Successful Bid or any order by the Court approving any sale of the True Leaf Assets sold pursuant to these Bid Procedures shall be conveyed at the closing of the applicable purchase and sale in their then-present condition, "AS IS, WITH ALL FAULTS, AND WITHOUT ANY WARRANTY WHATSOEVER, EXPRESS OR IMPLIED."

12. Termination of Sale Process

The Trustee may terminate the Sale Process at any point prior to the Sale Hearing (as defined below) provided that (a) all amounts owing to Lind, including pursuant to the DIP Loan appended to the First Report of the Trustee to the Court dated April 30, 2020, have been paid in full, or (b) Lind consents, in its sole discretion, to such termination in writing.

F. SALE HEARING

The Sellers will seek entry of an order from the Court at a hearing (the "**Sale Hearing**") forthwith after selection of the Successful Bids to approve and authorize the sale transactions to the Successful Bidders (including without limitation the assumption and assignment to the Successful Bidders of any executory contracts to be assigned to them in accordance with the Proposed Asset Purchase Agreements, as applicable, at the Sale Hearing or such other hearing scheduled before the applicable Court) on terms and conditions determined in accordance with the Bid Procedures.

G. CONSENT TO JURISDICTION

The Court shall retain jurisdiction to hear and determine all matters arising from or relating to the implementation of these Bid Procedures. All Qualified Bidders shall be deemed to have consented to the jurisdiction of the Court.

H. MISCELLANEOUS

Except as expressly provided under these Bid Procedures, the Bid Procedures are solely for the benefit of the Sellers, and nothing contained in the orders approving the Bid Procedures shall create any rights in any other person or bidder (including without limitation rights as third-party beneficiaries or otherwise) other than the rights expressly granted to a Successful Bidder under the orders approving the Bid Procedures.

SCHEDULE B

CONTRACTS

1. Logistics services and shipping services for finished products to customers (3PL services) with Centerpoint Logistics, Grandview, Missouri, USA

2. Manufacturing and packing services for hemp seed and CBD chews (co-packer services) with Red Collar / Hampshire Pet Products, Joplin Missouri, USA

3. Manufacturing and packing services for hemp seed oils and oregano oils with OK Naturals, Vernon, BC, Canada

4. Manufacturing and packaging services for hemp seed oils in the USA with Uckele Health and Nutrition, USA

SCHEDULE C
INTELLECTUAL PROPERTY

Trademark Department

August 08, 2019

Country	Our Ref.	Trademark	App. No.	App. Date	Reg. No.	Reg. Date	Status	Owner
Canada	TM1827-002	CANNA-CALM	1,805,164	10/18/2016			Pending	True Leaf Medicine Inc.
	Goods/Services:	(05) Dietary and nutritional supplements for pets for general health and well-being. (31) Pet food and edible pet treats.						
Canada	TM1826-002	CANNA-FLEX	1,805,163	10/18/2016			Published	True Leaf Medicine Inc.
	Goods/Services:	(05) Dietary and nutritional supplements for pets for general health and well-being. (31) Pet food and edible pet treats.						
Canada	TM1900002	MAITRI	1960951	06/03/2019			Pending	True Leaf Pet Inc.
	Goods/Services:	(35) Customer savings, customer contests and loyalty programs in the field of pets, primarily, pet health, pet supplies, pet food and pet accessories; incentive programs to promote frequent customer patronage through rewards; providing an online non-downloadable, Internet-based software application for administering customer savings, consumer contests and loyalty programs in the field of pets, primarily, pet health, pet supplies, pet food and pet accessories; incentive programs to promote frequent customer patronage through rewards (42) providing an online non-downloadable, Internet-based software application for connecting pet owners with veterinarians to provide medical diagnosis, treatment plans, and prescriptions for animals; software as a service (SAAS) services featuring software for connecting pet owners with veterinarians to provide medical diagnosis, treatment plans, and prescriptions for animals; providing veterinary medicine and health information via internet based software platform featuring expert clinicians, veterinarians, and pet owners participating interactive discussions focusing on issues related to veterinary health issues; animal health clinics						
Canada	TM1901002	Maitri By True Leaf	1960952	06/03/2019			Pending	True Leaf Pet Inc.
	Goods/Services:	(35) Customer savings, customer contests and loyalty programs in the field of pets, primarily, pet health, pet supplies, pet food and pet accessories; incentive programs to promote frequent customer patronage through rewards; providing an online non-downloadable, Internet-based software application for administering customer savings, customer contests and loyalty programs in the field of pets, primarily, pet health, pet supplies, pet food and pet accessories; incentive programs to promote frequent customer patronage through rewards (42) Providing an online non-downloadable, Internet-based software application for connecting pet owners with veterinarians to provide medical diagnosis, treatment plans, and prescriptions for animals; software as a service (SAAS) services featuring software for connecting pet owners with veterinarians to provide medical diagnosis, treatment plans, and prescriptions for animals; providing veterinary medicine and health information via internet based software platform featuring expert clinicians, veterinarians, and pet owners participating interactive discussions focusing on issues related to veterinary health issues; animal health clinics						

Total Number of Marks: 36

Country	Our Ref.	Trademark	App. No.	App. Date	Reg. No.	Reg. Date	Status	Owner
Canada	TM1741-002	RETURN THE LOVE	1802068	09/26/2016	TMA1,024,239	06/10/2019	Registered	True Leaf Medicine Inc.
	Goods/Services:	(05) Dietary pet supplements in the form of pet treats; nutritional supplements for pets for general health and well-being; feed supplements for pets. (31) Pet food; edible pet treats.						
Canada	TM1661-002	TRUE CALM	1,739,453	07/29/2015	TMA946,013	08/11/2016	Registered	True Leaf Medicine Inc.
	Goods/Services:	(00) Pet food and edible treats for pets						
Canada	TM1582-002	TRUE LEAF	1,689,794	08/15/2014	TMA1,037,126	07/08/2019	Registered	True Leaf Medicine Inc.
	Goods/Services:	(01) Medical research services, providing medical research information to patients and consumers in the field of clinical trials; providing medicinal information to patients and consumers in respect of disorders, diseases and prevention; consulting and advice for patients and consumers in the field of herbal remedies and medicinal preparations. Providing information to patients and consumers in the field of medical research; providing information to patients and consumers in the field of the herbal treatment of medical conditions; providing a website for patients and consumers featuring educational information in the field of clinical research for herbal treatment of medical conditions.						
Canada	TM1632-002	true leaf & Design (in color)	1,723,516	04/13/2015			Pending	True Leaf Medicine Inc.
true leaf	Goods/Services:	(00) Dietary pet supplements in the form of pet treats; plant extracts for use in veterinary products, namely, dietary pet supplements; pet products, namely, collars, leashes and clothing; pet toys; pet food; edible pet treats; consumable pet chews						

CW15356315.5

Trademark Department

August 08, 2019

Country	Our Ref.	Trademark	App. No.	App. Date	Reg. No.	Reg. Date	Status	Owner
Canada	TM1662-002	TRUE LOVE	1,739,454	07/29/2015	TMA1,001,224	07/20/2018	Registered	True Leaf Medicine Inc.
	Goods/Services:	(00) Pet food and edible treats for pets						
Canada	TM1663-002	TRUE SPIRIT	1,739,452	07/29/2015	TMA945,974	08/11/2016	Registered	True Leaf Medicine Inc.
	Goods/Services:	(00) Pet food and edible treats for pets						
Canada	TM1690-002	TRUEHEMP	1,763,976	01/19/2016			Pending	True Leaf Medicine Inc.
	Goods/Services:	(05) Dietary pet supplements in the form of pet treats; plant extracts for use in veterinary products, namely, dietary pet supplements for general health and well-being. (18) Pet products, namely, collars, leashes and clothing comprised in whole or part of hemp. (28) Pet toys comprised in whole or part of hemp. (31) Pet food, edible pet treats, consumable pet chews, all of the foregoing comprised in whole or part of hemp.						
European Union	TM1684-003	TRUE CALM	014820799	11/23/2015	014820799	11/23/2015	Registered	True Leaf Medicine Inc.
	Goods/Services:	(05) Veterinary preparations; dietetic food and substances adapted for veterinary use; dietary supplements for animals; dietary pet supplements in the form of pet treats; plant extracts for veterinary purposes. (18) Clothing for animals; Pet products, namely collars, leashes and clothing; parts and fittings for the aforesaid goods. (28) Toys and playthings for pets; pet toys; parts and fittings for the aforesaid goods.						

Total Number of Marks: 36

CW15356315.5

Trademark Department

August 08, 2019

Country	Our Ref.	Trademark	App. No.	App. Date	Reg. No.	Reg. Date	Status	Owner
European Union	TM1804-003	TRUE LEAF RETURN THE LOVE	017199944	09/12/2017	017199944	09/12/2017	Registered	True Leaf Medicine Inc.
	Goods/Services:	(05) Dietary pet supplements in the form of pet treats; nutritional supplements for pets; feed supplements for pets. (31) Pet food; edible pet treats.						
European Union	TM1682-003	TRUE LOVE	014820781	11/23/2015	014820781	11/23/2015	Registered	True Leaf Medicine Inc.
	Goods/Services:	(05) Veterinary preparations; dietetic food and substances adapted for veterinary use; dietary supplements for animals; dietary pet supplements in the form of pet treats; plant extracts for veterinary purposes. (18) Clothing for animals; Pet products, namely collars, leashes and clothing; parts and fittings for the aforesaid goods. (28) Toys and playthings for pets, pet toys; parts and fittings for the aforesaid goods.						
European Union	TM1683-003	TRUE SPIRIT	014820773	11/23/2015	014820773	11/23/2015	Registered	True Leaf Medicine Inc.
	Goods/Services:	(05) Veterinary preparations; dietetic food and substances adapted for veterinary use; dietary supplements for animals; dietary pet supplements in the form of pet treats; plant extracts for veterinary purposes. (18) Clothing for animals; Pet products, namely collars, leashes and clothing; parts and fittings for the aforesaid goods. (28) Toys and playthings for pets, pet toys; parts and fittings for the aforesaid goods.						
European Union	TM1681-003	TRUELEAF FOR QUALITY OF LIFE & Design	014822217	11/23/2015	014822217	11/23/2015	Registered	True Leaf Medicine Inc.
trueleaf™ FOR QUALITY OF LIFE	Goods/Services:	(05) Veterinary preparations; dietetic food and substances adapted for veterinary use; dietary supplements for animals; dietary pet supplements in the form of pet treats; plant extracts for veterinary purposes. (18) Clothing for animals; Pet products, namely collars, leashes and clothing; parts and fittings for the aforesaid goods. (28) Toys and playthings for pets; pet toys; parts and fittings for the aforesaid goods. (31) Pet food.						

Total Number of Marks: 36

CW15356315.5

Trademark Department

August 08, 2019

Country	Our Ref.	Trademark	App. No.	App. Date	Reg. No.	Reg. Date	Status	Owner
Korea, Republic of	TM1690-005	TRUEHEMP	40-2017-68779	06/05/2017	40-1342985	03/21/2018	Registered	True Leaf Medicine Inc.
		Goods/Services: (05) Dietary pet supplements in the form of pet treats; plant extracts for medical, veterinary and pharmaceutical purposes; protein supplements for animals; vitamins for animals; feeding stimulants for animals; dietary supplements for animals; pharmaceutical and veterinary preparations; disinfectants; microorganisms for medical purposes; portable medicine cases (filled) (31) Pet food; edible pet treats; consumable pet chews; beverages for pets; unprocessed grains; animal food stuffs; natural plants and flowers						
United States	S22426	Canna-Calm	87/206,066	10/17/2016			Published	True Leaf Medicine Inc.
		Goods/Services: (05) Dietary pet supplements in the form of pet treats; nutritional supplements for pets, feed supplements for pets (31) Pet food; edible pet treats						
United States	S22425	Canna-Flex	87/206,060	10/17/2016			Published	True Leaf Medicine Inc.
		Goods/Services: (05) Dietary pet supplements in the form of pet treats; nutritional supplements for pets; feed supplements for pets (31) Pet food; edible pet treats						
United States	S24001	EVERYDAY OMEGA	88/244,584	12/28/2018			Published	True Leaf Medicine Inc.
		Goods/Services: (05) dietary pet supplements; dietary pet supplements in the form of pet treats, all containing omega (31) pet food; edible pet treats; consumable pet chews, all containing omega						

Trademark Department

August 08, 2019

Country	Our Ref.	Trademark	App. No.	App. Date	Reg. No.	Reg. Date	Status	Owner
United States	S24205	MAITRI	88/402,506	04/25/2019			Pending	True Leaf Pet Inc.
		Goods/Services:	(35) Customer savings, customer contests and loyalty programs in the field of pets, primarily, pet health, pet supplies, pet food and pet accessories; incentive programs to promote frequent customer patronage through rewards; providing an online non-downloadable, Internet-based software application for administering customer savings, consumer contests and loyalty programs in the field of pets, primarily, pet health, pet supplies, pet food and pet accessories; incentive programs to promote frequent customer patronage through rewards (42) providing an online non-downloadable, Internet-based software application for connecting pet owners with veterinarians to provide medical diagnosis, treatment plans, and prescriptions for animals; software as a service (SAAS) services featuring software for connecting pet owners with veterinarians to provide medical diagnosis, treatment plans, and prescriptions for animals; providing veterinary medicine and health information via Internet based software platform featuring expert clinicians, veterinarians, and pet owners participating interactive discussions focusing on issues related to veterinary health issues; animal health clinics					
United States	S24206	Maitri By True Leaf	88/402,422	04/25/2019			Pending	True Leaf Pet Inc
		Goods/Services:	(35) Customer savings, customer contests and loyalty programs in the field of pets, primarily, pet health, pet supplies, pet food and pet accessories; incentive programs to promote frequent customer patronage through rewards; providing an online non-downloadable, Internet-based software application for administering customer savings, customer contests and loyalty programs in the field of pets, primarily, pet health, pet supplies, pet food and pet accessories; incentive programs to promote frequent customer patronage through rewards (42) Providing an online non-downloadable, Internet-based software application for connecting pet owners with veterinarians to provide medical diagnosis, treatment plans, and prescriptions for animals; software as a service (SAAS) services featuring software for connecting pet owners with veterinarians to provide medical diagnosis, treatment plans, and prescriptions for animals; providing veterinary medicine and health information via internet based software platform featuring expert clinicians, veterinarians, and pet owners participating interactive discussions focusing on issues related to veterinary health issues; animal health clinics					
United States	S22386	RETURN THE LOVE	87/183,869	09/26/2016	5,196,470	05/02/2017	Registered	True Leaf Medicine Inc
		Goods/Services:	(05) Dietary pet supplements in the form of pet treats; nutritional supplements for pets; feed supplements for pets (31) Pet food; edible pet treats					
United States	S21445	True Calm	86/675,816	06/26/2015	4,961,590	05/17/2016	Registered	True Leaf Medicine Inc.
		Goods/Services:	(31) Pet food and edible pet treats					

Total Number of Marks: 36

CW15356315.5

Trademark Department

August 08, 2019

Country	Our Ref.	Trademark	App. No.	App. Date	Reg. No.	Reg. Date	Status	Owner
United States	521309	true hemp & Design	86/600,134	04/16/2015			Published	True Leaf Medicine Inc.
		Goods/Services: (18) Pet products, namely, collars, leashes and clothing comprised in whole or part of hemp (28) Pet toys comprised in whole or part of hemp						
United States	522834	true hemp & Design	86/991,881	04/16/2016	5,210,681	05/23/2017	Registered	True Leaf Medicine Inc.
		Goods/Services: (05) Dietary pet supplements in the form of pet treats comprised in whole or part of hemp (31) Pet food; edible pet treats; consumable pet chews; all of the foregoing comprised in whole or part of hemp						
United States	524241	TRUE LEAF					Unfiled	True Leaf Medicine Inc.
		Goods/Services: (05) Dietary pet supplements in the form of pet treats; plant extracts for veterinary purposes (18) Pet products, namely, collars, leashes and clothing (31) Pet food, edible pet treats, consumable pet chews						
United States	520921	TRUE LEAF	86/365,816	08/18/2014			Pending	True Leaf Medicine Inc.
		Goods/Services: (42) Providing information in the field of medical research; providing a website featuring educational information in the field of clinical research; medical research services; scientific research services; providing medical and scientific research information in the field of clinical trials; laboratory research services in the field of herbal remedies and medicinal preparations; research and development in the field of herbal remedies and medicinal preparations; consulting and advice in the product development of herbal remedies and medicinal preparations (44) Providing information in the field of the herbal treatment of the medical conditions, providing medicinal information to patients in respect of disorders, diseases and prevention; medical consulting and advice in the field of herbal remedies and medicinal preparations						

Trademark Department

August 08, 2019

Country	Our Ref.	Trademark	App. No.	App. Date	Reg. No.	Reg. Date	Status	Owner
United States	S21284	true leaf & Design	86/579,184	03/27/2015	5,037,350	09/06/2016	Registered	True Leaf Medicine Inc.
		Goods/Services: (05) Dietary pet supplements in the form of pet treats, plant extracts for veterinary purposes; (31) Pet food; edible pet treats; consumable pet chews						
United States	S21444	True Love	86/675,797	06/26/2015	4,961,589	05/17/2016	Registered	True Leaf Medicine Inc.
		Goods/Services: (31) Pet food and edible pet treats						
United States	S23963	True Path (Stylized Design)	88/224,891	12/11/2018			Published	True Leaf Medicine Inc.
		Goods/Services: (05) Dietary pet supplements; Dietary pet supplements in the form of pet treats; (18) Pet products and pet accessories, namely, collars, leashes and pet clothing; (31) Pet food; Edible pet treats; consumable pet chews						
United States	S21508	TRUE SPIRIT	86/701,489	07/22/2015	4,970,569	05/31/2016	Registered	True Leaf Medicine Inc.
		Goods/Services: (31) Pet food and edible pet treats						
United States	S22491	trueleaf & Design	86/981,150	04/16/2015	5,130,509	01/24/2017	Registered	True Leaf Medicine Inc.
		Goods/Services: (31) Pet Food						

Total Number of Marks: 36

CW15356315.5

Country	Our Ref.	Trademark	App. No.	App. Date	Reg. No.	Reg. Date	Status	Owner
United States	523948	trueleafpet Goods/Services: (28) Pet toys	88/214,570	12/03/2018			Published	True Leaf Medicine Inc.
United States	521306	trueleafpet & Design Goods/Services: (18) Pet products, namely, collars, leashes and clothing trueleafpet	86/600,106	04/16/2015	5,703,499	03/19/2019	Registered	True Leaf Medicine Inc.
United States	522823	trueleafpet & Design Goods/Services: (05) Dietary pet supplements in the form of pet treats (31) Edible pet treats; consumable pet chews trueleafpet	86/982,446	04/16/2015	5,252,037	07/25/2017	Registered	True Leaf Medicine Inc.

Total Number of Marks: 36

SCHEDULE D
LEGAL NOTATIONS, CHARGES AND ENCUMBRANCES TO BE DISCHARGED

1. Base Registration No. 145089L, in favour of Bank of Montreal, as the secured party, against True Leaf Pet Inc., as debtor, with respect to LF269 pledge of instrument, assignment of proceeds instrument described as a variable rate guaranteed investment certificate (gic) account no. 0004-9679-851 in the amount of $57,500.00 including all renewals and replacements thereof, substitutions therefor accretions thereto and interest, income and money therefrom and all proceeds thereof and therefrom including accounts.

2. Base Registration No. 320721L, in favour of Lind Asset Management XV, LLC as the secured party, against True Leaf Pet Inc., as debtor, with respect to True Leaf Pet Inc.'s present and after-acquired personal property.

3. Base Registration No. 720151L, in favour of Masonlift Ltd., as the secured party, against True Leaf Pet Ltd., as debtor, with respect to a 2016 Toyota-8FGU18 motor vehicle with serial # 8FGU18-63421.

SCHEDULE E

PERSONAL PROPERTY

Head office:

Units	Item	Description	Brand	GBV
Front Desk				
1	Desk	L-Shape with 2 drawers, black, 12 inch privacy window		
1	Filing Cabinet	2 drawer lateral, brown		
1	Phone		Yealink T42G	
1	Monitor	inch square	Samsung	
1	Cupboard	38 inch, 3 shelves		
1	Cupboard			
1	computer	thin client		
1	office chair	black patent leather		
Office #1	(Shawn)			
1	Monitor	22.5 inch		
1	Monitor	27inch		
1	Filing cabinet	2 drawer lateral, 29inch		
1	Shelf	3 shelf cubby, 36 inch		
1	Shelf	two cupboard desk hutch		
1	Desk Lamp	24 inch, black, movable arm		
1	Desk Lamp	24 inch, white, movable arm		
1	Desk	L shape, rounded cornors,brown		
1	Printer		Brother	
1	Phone		Yealink T42G	
1	office chair	black patent leather		
Office #2	(Martine)			
1	Desk	square 60 inch manual crank sit/stand		
1	side cabinet	black, 3 drawer storage + 1 drawer filing		
1	Shelf	twhite desktop storage and monitor stand		
1	Printer		Brother	
1	Lamp	pedistal desk lamp		
1	Monitor	24 inch thikcentre		
1	Phone		Yealink T42G	
1	office chair	brown/metal, tilting adjustable		
Office #3	(open)			
1	Desk	L shape dark brown with hutch (4 cupboards) and 3 drawer		

1	side cabinet	2 drawer , dark brown, key lock	
1	Filing cabinet	2 drawer lateral, dark brown, drawer sticks, key lock	
1	Filing cabinet	3 drawer lateral, dark brown, bottom drawer broken, key lock	
1	Phone		Yealink T42G
1	office chair	brown with red cloth	

Office #4 (Darcy)

1	Monitor	42 inch
1	2 chairs	black patent leather
1	Phone	Yealink T42G
1	office chair	black patent leather

Office #5 (Jen)

1	Monitor	27 inch Dell
1	Filing cabinet	2 drawer lateral, grey, combination lock
1	boardroom table	4x8 oval, dark brown
1	side cabinet	black, 3 drawer storage + 1 drawer filing
1	floor lamp	
1	Desk	electric sit/stand, L shape, rounded cornors,grey
1	Printer	Epson WF-2860
1	Phone	Yealink T42G
1	Desk top sound system	2 speakers and base speaker

Main office workstations

6	Phone	Yealink T42G	
6	Table desks	4x8	steel legs, solid wood tops
1	Desk Lamp	24 inch	black, movable arm
3	Desk Lamp	24 inch	white, movable arm
3	desk monitor stand		white, 2 drawer storage
2	shelf	2ftx 6ft	steel with brown wood shelves
2	floor lamp		
5	Computer (in monitor)	Think Centre, 24 inch monitor	Lenovo
1	Monitor	24 inch	Acer
1	Monitor	27 inch	Dell
1	Monitor	27 inch curved	Asus
1	filing cabinet	2 drawer letter, black. Locking	

1	filing cabinet	2 drawer legal lateral, black, locking	
2	filing cabinet	2 drawer legal lateral, white, locking	
1	cabinet	30x32, white, 2 shelves	
1	printer	Kyocera	ECOSYS P5026cdw
1	printer	Kyocera	KM-1650 floor model
1	Monitor	27 inch	Dell
1	shelf	4shelf, 4ft, 20in x 14in metal, wood top shelf	
1	digital camera	Cannon EOS Rebel T5i	Cannon
1	digital schale	Dynamo	Dynamo

Boardroom

1	TV	60 inch	LG
1	boardroom table	12 ft x 5 ft custom made	
2	shelf	4shelf, 4ft, 20in x 14in metal, wood top shelf	
7	office chair	brown/metal, tilting adjustable	
1	conferncing camera		
1	Ipad		
1	confernce phone system		
1	Laptop		

Other

1	pallet jack		
1	desktop computer		
1	monitor		
1	printer		brother
1	lable printer		dymo
1	MacBooks		Apple
2	Laptops		Asus